                                                                      EXHIBIT 23

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in Registration Statement Nos. 33-34490, 33-34037, 33-21360, 33-00201, 2-64261, 33-05904, 33-40249, 333-02827,
333-02825, 333-66211, 333-77167, 333-32886, 333-42322, 333-72698, and 333-73726
of Whirlpool Corporation and Registration Statement Nos. 33-26680 and 33-53196 of Whirlpool Corporation pertaining to the Whirlpool Savings Plan and Registration Statement No. 333-66163 of Whirlpool Corporation pertaining to the Whirlpool 401(k) Plan of our report, dated February 4, 2002, with respect to the consolidated financial statements and schedule of Whirlpool Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                /s/ Ernst & Young LLP

Chicago, Illinois
March 1, 2002